Exhibit 1.1

Execution Version

11,000,000 Shares

BALLY’S CORPORATION

COMMON STOCK, PAR VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

April 15, 2021

April 15, 2021

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Barclays Capital Inc.

c/o	Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

c/o	Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Bally’s Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 11,000,000 shares of its common stock, $0.01 par value per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 1,650,000 shares of its common stock, $0.01 par value per share (the “Additional Shares”) if and to the extent that Deutsche Bank Securities Inc. (“Deutsche Bank”), Goldman Sachs & Co. LLC and Barclays Capital Inc., as representatives of the offering (in such capacity, the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.01 par value per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-254448), including a base prospectus, covering the offering and sale of certain of its securities (the “Shelf Securities”), including the Shares, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 18, 2021 is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means any preliminary form of the Prospectus, in the form used in the offering of the Shares and any amendments thereto, or in the form filed pursuant to Rule 424(b) under the Securities Act prior to filing of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.            Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus, as of the Applicable Time (as defined below) did not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information (i) relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in Section 8(b) and (ii) and (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder. For the purposes of this Agreement, the “Applicable Time” is 6:00 P.M. (New York City time) on the date of this Agreement.

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(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act and is a “well known seasoned issuer” pursuant to Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and broadly available road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)            Each of the Company and its subsidiaries has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation, limited liability company or partnership, as applicable, and is, to the extent applicable, in good standing (or equivalent status) under the laws of the jurisdiction of their respective jurisdiction of incorporation, organization or formation, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement; and each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is, to the extent applicable, in good standing (or equivalent status) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing (or equivalent status) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties, or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company and its subsidiaries of their obligations under this Agreement (a “Material Adverse Effect”).

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(e)            The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule III hereto.

(f)            The Company has an authorized capitalization as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g)            This Agreement has been duly authorized, executed and delivered by the Company.

(h)            The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)            The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j)            The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(k)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and as contemplated by this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that could give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares.

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(l)            Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries have title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(m)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, did not and will not, as applicable, (i) result in a breach or violation of any of the terms and provisions of, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except, with respect to clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except (A) for the registration of the Shares under the Securities Act and the rules and regulations thereunder, (B) as may be required by periodic and other reporting requirements under the Exchange Act and the rules and regulations thereunder, (C) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (D) as may be required by any Gaming Authority under any Gaming Law or (E) for any such consent, approval, authorization or order of, or qualification with, any governmental body, agency or court that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)            None of the Company or its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents; (ii)  in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(o)            The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the ownership or lease of their respective properties or the conduct of their respective businesses now conducted or proposed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted by them. The Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, in each case, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or its subsidiaries, is imminent and the Company and its subsidiaries are not aware of any existing or imminent labor dispute with the employees of any of their or any subsidiary’s principal suppliers, manufacturers, customers or contractors that would in either case individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(q)            None of the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or of any applicable federal or state wage and hour laws, the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)            None of the Company nor any of its affiliates has taken directly or indirectly, any action designed to cause or result in, or that reasonably could be expected to cause or result in, or that has constituted the stabilization or manipulation of the price of any security of the Company or its subsidiaries in connection with the offering of the Shares.

(s)            There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus. Except as disclosed in the Time of Sale Prospectus and the Prospectus, since the end of the period covered by the latest audited financial statements included in the Time of Sale Prospectus and the Prospectus (i) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiaries on any class of their capital stock, (ii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company and its subsidiaries other than transactions in the ordinary course of business, (iii) there has been no obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, incurred by the Company and its subsidiaries, except obligations incurred in the ordinary course of business and (iv) none of the Company, or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

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(t)            Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) there are no pending investigations, actions, arbitrations, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) (“Actions”) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or its subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or which are otherwise material in the context of the sale of the Shares; and, to the knowledge of the Company or its subsidiaries, no such Actions are threatened or contemplated.

(u)            Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v)            The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company or any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, the Company and its subsidiaries are not aware of any pending investigation which might lead to such a claim.

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(x)            Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(y)            None of the Company or any of its subsidiaries or, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and (v) neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery and anti-corruption laws. The Company and its subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures reasonably designed to ensure compliance with all applicable anti-bribery and anti-corruption laws.

(z)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

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(aa)      None of the Company, any of its subsidiaries or, to the knowledge of the Company or its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority, or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce)), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, initial purchaser, advisor, investor or otherwise). None of the Company or any of its subsidiaries or, to the knowledge of the Company or its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, Crimea, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor any of its subsidiaries have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five years, nor do the Company or any of its subsidiaries have any plans to increase their dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries

(bb)      There is no (i) failure of the Company and its subsidiaries to obtain any material certificate, consent, order, permit, license, authorization, registration, qualification, suitability or other approval required under the rules and regulations applicable to the gaming business currently conducted by it, including, but not limited, the consummation of the transactions contemplated hereby, of and from, or to make any declaration or filing with, any applicable gaming authority that has jurisdiction over the properties of the Company or its subsidiaries (a “Gaming Authority”), that is necessary or required to engage in the gaming business currently conducted by it (each a “Gaming Authorization”), or (ii) failure of the Company or its subsidiaries to be in compliance in all material respects with the terms and conditions of all such Gaming Authorizations and with the rules, regulations and policies of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

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(cc)      The Company and its subsidiaries have complied in all material respects with all Gaming Laws (as defined herein) and no event (including, without limitation, any violation of any Gaming Laws) has occurred which would be reasonably likely to lead to the revocation or termination of any Gaming Authorizations; (for the purposes of this provision, “Gaming Law” means all applicable constitutions, treatises, laws and statutes pursuant to which any Gaming Authority possesses regulatory, licensing or permitting authority over gaming, gambling or casino or casino-related activities and all rules, rulings, orders, ordinances and regulations of any Gaming Authority applicable to the gambling, casino, gaming businesses or casino or casino-related activities of the Company or its subsidiaries in any jurisdiction, as in effect from time to time, including the policies, interpretations and administration thereof by the Gaming Authorities).

(dd)      The Company and its subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them; and (ii) have not received any notice of infringement or misappropriation of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)      To the knowledge of the Company and its subsidiaries, the Company and its subsidiaries’ information technology and computer systems, networks, hardware, software, websites, applications, equipment and technology (collectively, “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The Company and its subsidiaries have implemented and maintained controls, policies, procedures and safeguards as the Company and its subsidiaries generally deem reasonable adequate for their businesses to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Data”)), and to knowledge of the Company and its subsidiaries, there has been no material security breach or other compromise of or relating to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be likely to result in, any material security breach to their IT Systems and Data. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation.

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(ff)      Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources.

(gg)      There is, and has been, no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of Sarbanes-Oxley and all applicable rules of the Exchange Act promulgated in connection therewith.

(hh)      The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(ii)            The audited financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations, stockholders’ equity and cash flows for the periods shown, and, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby and the assumptions used in preparing the pro forma financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information and the pro forma financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared on the basis consistent with such historical financial statements, except for the pro forma adjustments specified therein, included all material adjustments to the historical financial data required by Rule 11-02 of Regulation S-X to reflect the matters presented therein (as defined in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus), and give effect to assumptions made on a reasonable basis and in good faith present fairly in all material respects the historical and proposed transactions contemplated by in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

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(jj)      Deloitte & Touche, LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Ernst & Young LLP, who have certified certain financial statements of IOC - Kansas City, Inc., d/b/a Isle of Capri Kansas City, Rainbow Casino-Vicksburg Partnership, L.P. d/b/a Lady Luck Casino Vicksburg and Eldorado Resort Casino Shreveport JTV, each a subsidiary of the Company, and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). BDO LLP, who have certified certain financial statements of Gamesys Group plc (“Gamesys”) and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to Gamesys and the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(kk)      The Company and each of its subsidiaries maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) (the “Internal Controls”) that comply with the requirements of the Exchange Act and that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with the U.S. GAAP. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the U.S. GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries has publicly disclosed or reported to the Audit Committee (the “Audit Committee”) or the Board of Directors (the “Board”) of the Company or any of its subsidiaries and within the next 90 days neither the Company nor any of its subsidiaries reasonably expects to publicly disclose or report to its Audit Committee or its Board, a “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act), a change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”) or any matter which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(ll)      (i) The Company and each of its subsidiaries maintain a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information relating to the Company and its subsidiaries is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(mm)      The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn)      As of the date hereof, the Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(oo)         As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, and (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(pp)      No relationship, direct or indirect, exists between or among any of the Company, any if its subsidiaries or any affiliate of the Company or any of its subsidiaries, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any of its subsidiaries or any affiliate of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be disclosed in a registration statement, which is not so disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus. There are no outstanding loans, advances (except for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, its subsidiaries or any of their respective affiliates or family members.

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2.            Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $53.075 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than five business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3.            Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $55.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $1.155 a share under the Public Offering Price.

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4.            Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on April 20, 2021, or at such other time on the same or such other date, not later than April 25, 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than May 27, 2021 as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.            Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 6:00 P.M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

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(iii)            there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)            The Underwriters shall have received on the Closing Date an opinion (including negative assurance statement) of Jones Day, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins, LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e)            The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche, LLP, Ernst & Young LLP and BDO LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Deutsche Bank and the persons listed on Schedule IV hereto relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Deutsche Bank on or before the date hereof, shall be in full force and effect on the Closing Date.

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(g)            On the date hereof and on the Closing Date, the Company shall have furnished to the Representatives, certificates, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, of its Chief Financial Officer with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus.

(h)            The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)            a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii)            a certificate, dated the Option Closing Date and signed by the Chief Financial Officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(g) hereof remains true and correct as of such Option Closing Date;

(iii)            an opinion (including negative assurance statement) of Jones Day, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iv)            an opinion and negative assurance letter of Latham & Watkins, LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(v)            letters dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche, LLP, Ernst & Young LLP and BDO LLP, independent public accountants, substantially in the same form and substance as the letters furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(vi)            such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

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6.            Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to the Representatives, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

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(f)            If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction, or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)            To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder which may be satisfied by filing or furnishing such materials with the Commission’s EDGAR system.

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(i)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, but in no event shall such fees and disbursements of counsel exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, but in no event shall such fees and disbursements of counsel exceed $25,000, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j)            The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

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The Company also covenants with each Underwriter that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) compensatory awards of equity-linked securities to directors, officers or employees or the filing of a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to the Common Stock or other equity-based securities issuable pursuant to the Company’s employee benefit plans or equity incentive plans described in the Time of Sale Prospectus and Prospectus, (D) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period or (E) the agreement to issue or issuance of Common Stock, preferred stock, convertible debt or other equity-linked security in exchange for the assets of, or a majority or controlling portion of the equity of, another entity, and the filing of a registration statement on Form S- 4 or other appropriate form required by the Securities Act, and any amendments thereto in connection therewith, provided, that (i) the aggregate number of securities that the Company may agree to issue or issue pursuant to this clause (E) shall not exceed 15% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and (ii) the recipients of such securities received during the Restricted Period pursuant to this clause (E) agree in writing with Deutsche Bank prior to the receipt of such securities not to sell, offer, dispose of or otherwise transfer any such securities during the Restricted Period without the prior written consent of Deutsche Bank, provided further, that such 15% limitation in this clause (E) and the requirements of the preceding clause (E)(ii) shall not apply to any securities that the Company may issue or agree to issue as consideration for its acquisition of, or in exchange for the common stock of, Gamesys or any other pending acquisition, (F) the agreement to issue or issuance to a strategic investor of warrants (and the exercise of such warrants) to purchase up to 909,091 shares of Common Stock at a purchase price per share (inclusive of the purchase price of such warrants) no less than the Public Offering Price set forth on the cover of the Prospectus, or (G) the agreement to issue or issuance of tangible equity units or other securities convertible into or exercisable for or exchangeable for Common Stock pursuant to a non-marketed private placement to a strategic investor, provided that the maximum net proceeds thereunder does not exceed $350,000,000.

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7.            Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.            Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto. It is understood and agreed that the only information in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, furnished to the Company by any Underwriter through the Representatives expressly for use therein consists of the information relating to stabilizing transactions and passive market making contained in the 11th paragraph under the caption “Underwriters”.

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(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

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9.            Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

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If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.            Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)            The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12.            Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

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(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York, New York 10005, Attention: Equity Capital Markets –Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561, in care of Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department, and in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, fax: (646) 834-8133; and if to the Company shall be delivered, mailed or sent to 100 Westminster Street Providence, RI 02903, Attention: General Counsel

[Signature pages follow]

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Very truly yours, BALLY’S CORPORATION

By:	/s/ Stephen Capp
	Name:	Stephen Capp
	Title:	Executive Vice President and Chief Financial Officer

Accepted as of the date hereof Deutsche Bank Securities Inc. Acting severally on their behalf and as
Representatives of the several Underwriters named in Schedule I hereto.

Deutsche Bank Securities Inc.

By:	/s/ Reza Akhavi
	Name:	Reza Akhavi
	Title:	Managing Director

By:	/s/ John Perry
	Name:	John Perry
	Title:	Director

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Authorized Signatory

Schedule I

Underwriter	Number of Firm Shares To Be Purchased
Deutsche Bank Securities Inc.	2,679,600
Goldman Sachs & Co. LLC	2,192,300
Barclays Capital Inc.	1,948,100
Citizens Capital Markets, Inc.	1,162,700
Truist Securities, Inc.	715,000
Fifth Third Securities, Inc.	522,500
Capital One Securities, Inc.	522,500
B. Riley Securities, Inc.	157, 163
BTIG, LLC	157,163
Cowen and Company, LLC	157,163
Craig-Hallum Capital Group LLC	157,163
KeyBanc Capital Markets Inc.	157,162
Roth Capital Partners, LLC	157,162
Stifel, Nicolaus & Company, Incorporated	157,162
Union Gaming Securities, LLC	157,162
Total:	11,000,000

Schedule II

Time of Sale Prospectus

Preliminary Prospectus issued April 13, 2021.

Free Writing Prospectus filed with the Commission on April 15, 2021.

Orally communicated pricing information:

1.       Initial public offering price per share for the Shares: $55.00

2.       Number of Shares purchased by the Underwriters: 11,000,000

SCHEDULE III

List of Company Subsidiaries

1.        UTGR, Inc. d/b/a Twin River Casino Hotel

2.        Premier Entertainment Biloxi, LLC d/b/a Hard Rock Hotel & Casino

3.        Premier Entertainment III, LLC

4.        Twin River Management Group, Inc.

5.        Premier Entertainment II, LLC d/b/a Newport Grand

6.        Twin River – Tiverton, LLC d/b/a Tiverton Casino Hotel

7.        Jamland, LLC

8.        Premier Finance Biloxi Corp.

9.        Dover Downs, Inc.

10.       Premier Entertainment Black Hawk, LLC

11.       Premier Entertainment Vicksburg, LLC

12.       IOC-Kansas City, Inc.

13.       Premier Entertainment AC, LLC

14.       Premier Entertainment Louisiana I, LLC

15.       Premier Entertainment Louisiana II, LLC

16.       Eldorado Casino Shreveport Joint Venture

17.       Premier Entertainment Tahoe, LLC (f/k/a Columbia Properties Tahoe, LLC)

18.       MB Development, LLC

19.       Premier Entertainment Parent, LLC

20.       Premier Entertainment Sub, LLC

SCHEDULE IV

Lock-up Parties

Standard General L.P.

Soohyung Kim

Steve Capp

George Papanier

Jaymin Patel

Terrence Downey

Wanda Wilson

Jeffrey Rollins

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

April 15, 2021

Deutsche Bank Securities Inc.

c/o	Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

The undersigned understands that Deutsche Bank Securities Inc. (“Deutsche Bank”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Bally’s Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Deutsche Bank (the “Underwriters”), of 11,000,000 shares (the “Shares”) of the common stock, $0.01 par value per share of the Company (the “Common Stock”).

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To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other agreement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, including as a charitable donation, (c) transfers of shares of Common Stock or any security convertible into Common Stock to any trust, or other entity formed for estate planning purposes, for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any spouse, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption, not more remote than first cousin), (d) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, transfers of the undersigned’s shares of Common Stock or any security convertible into Common Stock to a corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity that controls or is controlled by, or is under common control with, the undersigned, or is wholly-owned by the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (e) distributions of shares of Common Stock or any security convertible into Common Stock to limited or general partners, stockholders or members of the undersigned, (f) transfers of shares of Common Stock or any security convertible into Common Stock by will or intestacy, (g) transfers of shares of Common Stock or any security convertible into Common Stock to the Company in connection with the exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock of the Company by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Public Offering, provided that any such shares issued upon exercise of such option, warrant or other right shall be subject to the restrictions set forth herein and provided further that any such option, warrant or other right is outstanding prior to the date of the Underwriting Agreement, (h) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (i) transfers of shares of Common Stock or any security convertible into Common Stock to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares upon termination of service of the undersigned, or (j) sales of Common Stock pursuant to any contract, instruction or plan in existence on the date hereof that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act, provided that (1) if any filing is required under Section 16(a) of the Exchange Act in connection with such sales, such filing shall include a statement to the effect that such filing is the result of a transfer pursuant to the applicable plan, and (2) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfer during the Restricted Period (for the sake of clarification, any other required regulatory filing will not be deemed voluntary); provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e), (f), (g), (h) or (i), (i) each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (j) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. Notwithstanding the foregoing, the undersigned may, without any further consent from Deutsche Bank, terminate its previously publicly announced trading plan pursuant to Rule 10b5-1 and, in lieu thereof, engage in a private sale of up to the same amount of Common Stock provided for in such plan provided that if any filing is required under Section 13 or 16(a) of the Exchange Act or any other regulatory requirement in connection with such sale, such filing shall include a statement to the effect that such filing is the result of a transfer in lieu of such trading plan and that such plan has been terminated. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

2

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

3

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This lock-up agreement (and for the avoidance of doubt, the Restricted Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising Deutsche Bank in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the underwriters, or (iii) May 10, 2021, in the event the closing of the Public Offering shall not have occurred on or before such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

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